EXHIBIT 10.1

Contract No.________________

House Lease Contract
(Bishuiyuan Building)

October 2013

Landlord: Beijing Bishuiyuan Technology Co., Ltd. (hereinafter referred to as “Party A”)
Address: 23-2 Life Science Park Road, Beiqing Road, Haidian District, Beijing
Telephone: 86-10-80768888-8621
Legal Representative: Wen Jianping

Tenant: Beijing Sunway New Force Medical Treatment Tech Co., Ltd. (hereinafter referred to as “Party B”)
Address: 23-2 Life Science Park Road, Beiqing Road, Haidian District, Beijing
Telephone: 86-10-61779220
Legal Representative: Liang Deli

This Contract was entered into by and between Party A and Party B for the matters that Party B leases the premises and their accessory facilities from Party A through friendly negotiation on the basis of equality, free will and good faith.

Chapter I Basic Information of the Premises

Article 1 Name: the fourth floor of the wing building of the Bishuiyuan Building, located at 23-2 Life Science Park Road in Beiqing Road in Haidian District, Beijing.

Article 2 Room Number: A4006, A4008, A4010, A4012, A4016, A4018, A4020

Article 3 Party A is the owner of the aforementioned premises and enjoys the legal rights to lease them.

Article 4 The Purpose of Use: offices.

Article 5 See appendix 1 for housing inspection.

Chapter II Term of Tenancy and Rent-free Period

Article 6 The term of tenancy of the premises herein will be two years, from the 26th day of October 2013 and will expire on the 25th day of October 2015.

Chapter III Rent, Security Deposit, Property Management Fee and Other Fees

Article 7 Both parties agree that the rent per year (including 365 days) totals RMB 400,000 (Four hundred thousand yuan). The rent per month is RMB 33,333 (Thirty-three thousand three hundred thirty-three yuan). Mode of payment: pay the three-month rent and the security deposit which is equal to the one-month rent, in advance.

Article 8 Rent Payment:

1. The rent will be paid every three months, in an aggregate amount of RMB10,000;

2. The first-phased rent totals RMB 133,333 (One hundred and thirty-three thousand three hundred thirty-three yuan), which shall be paid within seven days as of the date of signature of the Contract. The following rents shall be paid within 10 days in advance of the 25th day of January 2014, the 25th day of April 2014, the 25th day of July 2014  and 25th day of October 2014 and so on.

3. Rent shall be paid to:
Account Name: Beijing Bishuiyuan Technology Co., Ltd.
Opening Bank: ________________________________
Account No.:  _________________________________

Article 9 Party B agrees to pay RMB 33,333 (Thirty-three thousand three hundred thirty-three yuan) as the deposit, namely, the tenancy security deposit, to Party A in order to ensure that Party B will have paid all payable rents and other incidental charges at the time of its surrender of tenancy. The security deposit hereof shall be paid by Party B to Party A when both parties sign this contract. Party A will deduct the unpaid fees from the security deposit and will return the rest interest-free deposit to Party B within 15 working days after the date of termination of the Contract.

Article 10 During the period of tenancy, Party A shall bear property management and cold/hot air-conditioning fees and Party B shall bear the electric charge, the telephone rate, the network fee and the cleaning fee.

Chapter IV Delivery of the Premises

Article 11 Party A shall deliver the keys to the premises to Party B on October 30, 2013. Party A and Party B will inspect the premises in accordance with the Property List.

Article 12 Party A shall pay all fees which are related to the premises prior to the execution of this Contract.

Chapter V Renovation and Return of the Premises

Article 13 Party B may renovate and reconstruct the premises with Party A’s prior approval. The renovation and reconstruction scheme shall satisfy the requirements of fire and engineering security.

Article 14 Party B shall return the premises to Party A as of the date of termination of this Contract and shall ensure that the fixed attachments, equipment and facilities are intact without any damage (exclusive of natural wear and tear). Party B shall be responsible for repair and make compensations due to damages caused by its faults. The fixed attachments are not allowed to be removed by principle when Party B moves out of the premises as the Contract expires. Party B shall pay any fees for restoration the premises in the event that the fixed attachments are removed.

Chapter VI Rights and Duties of Party A

Article 15 Rights and Duties of Party A
1. Party A warrants and represents that it is the legal owner of the premises and is entitled to lease the premises. Party A shall bear all losses caused by illegal ownership and lease of the premises.

2. Party A ensures that the premises are available for normal use in the term of tenancy and may not interfere with the normal use of Party B without any cause or reason.

3. Party A shall provide Party B with materials as required by industrial and commercial administrative departments and revenue departments for registration.

4. Party A shall bear the costs of maintenance or change of all facilities due to reasons such as natural ageing and reconstructions as required by governments.

5. Party A shall pay the property management fees and heating fees to the property management company in order not to affect the rights of Party B. Party B has the right to deduct the aforementioned fees from the rent to the property management company in the event that Party B’s rights are affected due to Party A’s failure to pay the aforementioned fees to the property management company.

6. Party A shall give a thirty day written notice to Party B in the event of transfer of rights of the landlord, change of the owner of the premises or mortgage of the premises and shall ensure that all terms and conditions of this Contract will remain valid for the proposed landlord (the property owner).

7. After Party A reduced the rent, the original security deposit of RMB 70,417 yuan, with the electricity and water bills deducted, may be used for the first month rent and the security deposit of RMB133,333.

 8.  Dring the term of the lease, Party B shall pay 1/3 of the water and electricity bill for the fourth floor as incurred.

Chapter VII Rights and Duties of Party B

Article 16 Rights and Duties of Party B

1. Party B warrants and represents that the materials related to its identity are intact and accurate and that it will legally use the premises in the term of tenancy.

2. Party B shall pay the rent specified in Chapter III herein.

3. Party B shall be responsible for repair costs and any government penalty caused by illegal and irrational use of the premises.

4. Party B may not sublease the premises without the written approval of Party A.

5. Party B shall notify Party A in advance in the case of its spinoff or merger during in the term of tenancy and shall ensure that the surviving entity will resume its rights and duties herein.

6. Party B shall be responsible for all the liabilities and consequences of its operations, which Party A shall not assume any responsibility.

7.  The articles which are left by Party B in the premises as of the date of termination of the Contract are deemed to be abandoned by Party B.  Party A may have the right to dispose of them.

8.  Within 60 days prior to the expiration or termination of the Contract, Party B shall allow Party A or its agents to accompany  potential tenants to inspect the premises upon advance notice.

Chapter VIII   Liabilities for Breach of Contract

Article 17 Each party shall indemnity the other party for the losses caused by its breach of the Contract.

Article 18 Party A shall pay the liquidated damages of twofold rent per day, to Party B in the case of late delivery of the premises. Party B has the right to terminate the Contract in case that the delivery is 7 days late.  Party A shall return the security deposit and the paid rent.

Article 19 Party B shall pay Party A the liquidated damages of the twofold rent per day which will be deducted from the security deposit, in the event that Party A is late in returning the premises upon termination of the Contract.

Article 20 Party B shall pay Party A liquidated damages of 10‰ of the payable rent, for each day that Party B is late for paying rent.  Party A has the right to terminate the Contract and take the premises back in the event that Party B pays the rent 7 days late.

Article 21 Party B shall give a 90-day notice to Party A in the case of early termination of the Contract. Party A will not return the security deposit.

Article 22 Party A shall pay Party B liquidated damages of 10‰ of the security deposit, for each day Party A fails to return the security deposit on time.

Chapter IX Amendment and Renewal

Article 23 Each party who intends to amend the articles hereof shall give a written notice to the other party in advance. Both parties will enter into the supplementary agreement related to amndments through negotiation.

Article 24 Party B has the priority to renew the Contract under the same conditions of the premises. The renewal conditions shall be fair and reasonable. Each party is not allowed to disregard the opinions of the other party and ignore the market price to damage interests of the other party. Party A and Party B may negotiate the renewal of the Contract two months prior to the expiration of the Contract.

Chapter X Force Majeure

Article 25 Party A and Party B may bear no liability for damages of the premises, losses of Party A or Party B or failure to perform the Contract due to the force majeure.

Chapter XI Dispute Resolution

Article 26 All disputes arising out of the Contract shall be resolved by Party A and Party B through friendly negotiation.  In the event that the dispute is not resolved through negotiation, any party may submit the dispute to the court in the region where Party A is located.

Chapter XII Execution of the Contract and Other Conditions

Article 27 All matters not provided herein shall be determined by Party A and Party B through negotiation.

Article 28 The appendix is a necessary part of the Contract and has the same legal effect as the Contract.

Article 29 The Contract will become effective once signed (stamped) and the security deposit paid. The Contract is in four copies with the same legal effect. Party A, Party B and the wittiness respectively hold one copy.

Article 30 The date of signature: November 8, 2013.

Article 31 The place of signature: Life Science Park, Haidian District, Beijing

Party A: Beijing Bishuiyuan Technology Co., Ltd.	Party B: Beijing Sunway New Force Medical Treatment Tech Co., Ltd
Authorized Representative:	Authorized Representative:

Witness:
Agent:
Telephone of the Witness:

Appendix I: Property List

1. Roof: _______________________________________________________
2. Wall Surface: _________________________________________________
3. Floor: _______________________________________________________
4. Housing Structures: ____________________________________________
5. Air-conditioners:_______________________________________________
6. Keys to Door: _________________________________________________
7. Keys to Partitions:______________________________________________
8. Keys to Mailbox: _______________________________________________
9. Electricity Card: ________________________________________________
10. The Readings of the Electricity Meter:______________________________
11. Other Items: __________________________________________________

Party A:	Party B:
Agent:	Agent:
Witness:

Witness:
Telephone:
Date: